UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2018

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-4591526 27-0707288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 814-9988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 25, 2018, QTS Realty Trust, Inc. (the “Company”), in its capacity as general partner of QualityTech LP, a Delaware limited partnership (the “Operating Partnership”), entered into Amendment No. 2 (the “Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership, dated as of October 15, 2013 (the “Partnership Agreement”). The Amendment classified, designated and authorized the issuance of 3,162,500 Series B preferred units of limited partnership interest, with a liquidation preference of $100.00 per unit (the “Series B Preferred Units”), to the Company. The Series B Preferred Units have economic terms that are substantially similar to the Company’s 6.50% Series B cumulative convertible perpetual preferred stock, $0.01 par value per share (“Series B Convertible Preferred Stock”), issued and described below.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein. The summary of the Amendment set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02. Unregistered Sale of Equity Securities.

In connection with the issuance of the Series B Convertible Preferred Stock described below, on June 25, 2018 the Operating Partnership issued to the Company 3,162,500 Series B Preferred Units, which have economic terms that are substantially similar to the Company’s Series B Convertible Preferred Stock described below. The Series B Preferred Units were issued in exchange for the Company’s contribution of the net offering proceeds of the offering of the Series B Convertible Preferred Stock to the Operating Partnership. If the Series B Convertible Preferred Stock are converted into shares of Class A common stock, par value $0.01 per share, of the Company, the Operating Partnership will convert an equal number of Series B Preferred Units into common limited partner interests in the Operating Partnership. If shares of Series B Convertible Preferred Stock are converted into consideration other than Class A common stock of the Company, the Operating Partnership will retire an equal number of Series B Preferred Units. The terms of conversion of the Series B Convertible Preferred Stock are described in the Articles Supplementary to the Company’s Amended and Restated Declaration of Trust (the “Articles Supplementary”) filed as Exhibit 3.3 to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on June 22, 2018 and incorporated by reference into this Item 3.02 as Exhibit 3.1 to this Current Report on Form 8-K. The issuance of the Series B Preferred Units by the Operating Partnership to the Company is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Item 3.03. Material Modifications to Rights of Security Holders.

On June 22, 2018, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, the Articles Supplementary pursuant to which the Company has classified and designated 3,162,500 shares of preferred stock, $0.01 par value per share, as Series B Convertible Preferred Stock.  The Series B Convertible Preferred Stock ranks senior to the Company’s Class A common stock as to the payment of distributions or amounts paid upon liquidation, dissolution or winding up of the Company. Each holder of Series B Convertible Preferred Stock is entitled to receive a liquidation preference, which is equal to $100.00 per share of Series B Convertible Preferred Stock, plus any accrued and unpaid distributions to, but not including, the date of the payment, before the holders of shares of Class A common stock and Class B common stock (collective, “Common Stock”), in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary. Furthermore, subject to certain exceptions, including to the extent necessary to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes, the Company is restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on shares of Common Stock unless full cumulative distributions on the Series B Convertible Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.  A summary of the material terms of the Series B Convertible Preferred Stock is set forth below under Item 5.03 and is incorporated by reference into this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2018, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, the Articles Supplementary pursuant to which the Company has classified and designated 3,162,500 of the Company’s authorized shares of preferred stock, $0.01 par value per share, as Series B Convertible Preferred Stock. A description of the material terms of the Series B Convertible Preferred Stock, as contained within the Articles Supplementary, is set forth below:

Issuer:	QTS Realty Trust, Inc.

Security:	6.50% Series B Cumulative Convertible Perpetual Preferred Stock.

Maturity:	Perpetual (unless converted by a holder at any time or by the Company as described under “Mandatory Conversion” below).

Liquidation Preference:	$100.00 per share, plus accrued and unpaid dividends.

Dividends:

Holders of Series B Convertible Preferred Stock will be entitled to receive cumulative cash dividends on the Series B Convertible Preferred Stock at the rate of 6.50% per annum of the $100.00 per share liquidation preference, which is equivalent to $6.50 per annum per share.

Dividend Payment Dates:

Dividends on the Series B Convertible Preferred Stock will be payable quarterly in arrears on or about the 15th day of each January, April, July and October. The first dividend on the Series B Convertible Preferred Stock will be paid on October 15, 2018.

Conversion Rate:

The Series B Preferred Stock is convertible by holders into shares of Class A common stock at any time at the then-prevailing conversion rate.  The initial conversion rate is 2.1264 shares of the Company’s Class A common stock per share of Series B Convertible Preferred Stock (subject to adjustment in certain circumstances as described in the Articles Supplementary).

Redemption Rights:	The Series B Convertible Preferred Stock will not be redeemable by the Company.

Mandatory Conversion:

At any time on or after July 20, 2023, the Company may at its option cause all (but not less than all) outstanding shares of the Series B Convertible Preferred Stock to be automatically converted into the Company’s Class A common stock at the then-prevailing conversion rate if the closing sale price of the Company’s Class A common stock is equal to or exceeds 150% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-day period, ending on the trading day prior to the issuance of a press release announcing the mandatory conversion.

Special Rights upon a Fundamental Change:

If a holder converts its shares of Series B Convertible Preferred Stock at any time beginning at the opening of business on the trading day immediately following the effective date of a fundamental change (as described in the Articles Supplementary) and ending at the close of business on the 30th trading day immediately following such effective date, the holder will automatically receive a number of shares of the Company’s Class A common stock equal to the greater of:

•                  the sum of (i) a number of shares of the Company’s Class A common stock, as may be adjusted, as described in the Articles Supplementary and (ii) the make-whole premium (as defined below), if any, described below and in the Articles Supplementary; and

•                  a number of shares of the Company’s Class A common stock equal to the lesser of (i) the liquidation preference divided by the average of the volume weighted average prices of the Company’s Class A common stock for ten days preceding the effective date of a fundamental change and (ii) 5.1020 (subject to adjustment).

If a holder converts its shares of Series B Convertible Preferred Stock upon the occurrence of a fundamental change, in certain circumstances, the Company will increase the conversion rate (such increase, the “make-whole premium”) as described by reference to the table below:

Fundamental Change	Stock Price ($)
Effective Date	$39.19	$45.00	$47.03	$55.00	$65.00	$70.54	$80.00	$100.00	$125.00	$150.00
6/25/2018	0.4252	0.3352	0.3107	0.2375	0.1795	0.1572	0.1290	0.0922	0.0664	0.0503
7/20/2019	0.4252	0.3166	0.2916	0.2173	0.1598	0.1382	0.1117	0.0787	0.0566	0.0431
7/20/2020	0.4252	0.3002	0.2741	0.1970	0.1385	0.1173	0.0922	0.0633	0.0454	0.0347
7/20/2021	0.4252	0.2856	0.2580	0.1759	0.1143	0.0929	0.0692	0.0452	0.0323	0.0249
7/20/2022	0.4252	0.2754	0.2461	0.1561	0.0866	0.0634	0.0406	0.0239	0.0172	0.0134
7/20/2023 and thereafter	0.4252	0.2722	0.2421	0.1459	0.0599	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and fundamental change effective date may not be set forth on the table, in which case:

•                  if the stock price is between two stock prices on the table or the fundamental change effective date is between two fundamental change effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year;

•                  if the stock price is in excess of $150.00 per share (subject to adjustment in the same manner as the stock price) no make-whole premium will be paid; and

•                  if the stock price is less than $39.19 per share (subject to adjustment in the same manner as the stock price), no make-whole premium will be paid.

However, the Company will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 2.5516. The Company will adjust this maximum conversion rate in the same manner.

The summary set forth above is qualified in its entirety by reference to the copy of the Articles Supplementary included as Exhibit 3.3 to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on June 25, 2018 and incorporated by reference into this Item 5.03 as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1

Articles Supplementary designating QTS Realty Trust, Inc.’s 6.50% Series B Cumulative Convertible Perpetual Preferred Stock, liquidation preference $100.00 per share, $0.01 par value per share (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A filed on June 25, 2018)

10.1	Amendment No. 2 to the Fifth Amended and Restated Partnership Agreement of QualityTech, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2018		QTS Realty Trust, Inc.

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel

Date: June 27, 2018		QualityTech LP

	By:	QTS Realty Trust, Inc. its general partner

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel